ASSIGNMENT
                             OF
                 PURCHASE AND SALE AGREEMENT

      THIS ASSIGNMENT made and entered into this 2nd day of October 2001, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI Real Estate Fund 85-A Limited Partnership a Minnesota Limited Partnership ("Assignee");

     WITNESSETH, that:

      WHEREAS, on the 16th day of September, 2001, Assignor entered into a Purchase and Sale Agreement (the "Agreement") for that certain property located at 393 West Center Street, West Bridgewater, MA 02379 (the "Property") with NNN-CW, LP, a Delaware limited partnership as Seller; and

      WHEREAS, Assignor desires to assign an undivided fifty seven percent (57.0%) of its rights, title and interest in, to and under the Agreement to Assignee as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

AEI FUND MANAGEMENT, INC.  ("Assignor")

By: /s/ Robert P Johnson
        Robert P. Johnson, its President

AEI REAL ESTATE FUND 85-A LIMITED PARTNERSHIP  ("Assignee")
BY: Net Lease Management 85-A, Inc.


By: /s/ Robert P Johnson
        Robert P. Johnson, its President